Exhibit 10.1

EXTENSION AGREEMENT

This EXTENSION AGREEMENT, effective as of June 28, 2022, is entered into by and between Finward Bancorp (the “Company”), the wholly-owned subsidiary of the Company, Peoples Bank, (“Peoples Bank,” and collectively with the Company, the “Bank” unless otherwise noted), and David A. Bochnowski (the “Executive”).

WHEREAS, the Company, Peoples Bank, and the Executive entered into an Employment Agreement, dated as of June 28, 2021 (the “Employment Agreement”), with a term of twelve months (the “Term”);

WHEREAS, the Executive has served as the Executive Chairman of the Bank during the Term;

WHEREAS, Paragraph 1(b) of the Employment Agreement provides that the Executive and the Bank may extend the Term of the Agreement for an additional twelve months (the “Renewal Term”) by written agreement;

WHEREAS, the Executive and the Bank desire to extend the Employment Agreement for the Renewal Term;

NOW, THEREFORE, the Parties agree as follows:

1.	Extension. Executive and the Bank hereby agree pursuant to Paragraph 1(b) of the Employment Agreement to extend the Term of the Employment Agreement by a twelve month Renewal Term.

2.

Counterparts. This Extension Agreement may be executed in any number of counterparts, each such counterpart being deemed to be an original instrument, and all such counterparts shall together constitute the same instrument.

3.	Miscellaneous. All terms and conditions of the Employment Agreement are and shall remain in full force and effects for all purposes.

[Signature Page Follows]

IN WITNESS WHEREOF, each of the Company and Peoples Bank have caused this Agreement to be executed by its duly authorized officer and the Executive has signed this Agreement, effective as of June 28, 2022.

Finward Bancorp

By:	/s/ Donald P. Fesko
Name:	Donald P. Fesko
Title:	Chair, Compensation Committee

Peoples Bank

By:	/s/ Donald P. Fesko
Name:	Donald P. Fesko
Title:	Chair, Compensation Committee

David A. Bochnowski

/s/ David A. Bochnowski